Exhibit 99.1

Information regarding joint filer

Name:                                                                Loews Corporation

Address:                                                            667 Madison Avenue
                New York, NY 10021

Designated Filer:                                            Boardwalk Pipelines Holding Corp.

Issuer & Ticker Symbol:                              Boardwalk Pipeline Partners, LP (BWP)

Date of Event Requiring Statement:            10/30/08

Signature of joint filer

Loews Corporation

By:                                                                     /s/   Gary Garson

Name:                                                               Gary Garson
Title:                                                                 Senior Vice President
Date:                                                                 November 3, 2008